To the Shareholders and Board of Trustees of The Victory Portfolios


In planning and performing our audit of the financial statements of The Victory Portfolios for the year ended October 31, 1996, we considered its internal control structure, including procedures
for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form
N-SAR, not to provide assurance on the internal control structure.

The management of The Victory Portfolios is responsible for
 establishing and maintaining an
internal control structure.  In fulfilling this responsibility, estimates and judgments by
management are required to assess the expected benefits and
 related costs of internal control
structure policies and procedures.  Two objectives of an internal control structure are to provide
management with reasonable, but not absolute, assurance that assets are safeguarded against loss from unauthorized use or disposition and transactions are executed in accordance with
management's authorization and recorded properly to
 permit preparation of financial statements in conformity with generally accepted accounting principles.

Because of inherent limitations in any internal control
 structure, errors or irregularities may occur and may not be detected. Also, projection of any evaluation of the structure to future periods is
subject to the risk that it may become inadequate because
 of changes in conditions or that the
effectiveness of the design and operation may deteriorate.

Our consideration of the internal control structure would
 not necessarily disclose all matters in
the internal control structure that might be material weaknesses under standards established by the American Institute of Certified Public Accountants.
A material weakness is a condition in
which the design or operation of the specific internal control structure elements does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in
relation to the financial statements being audited may
 occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.  However, we
noted no matters involving the internal control structure,
 including procedures for safeguarding
securities, that we consider to be material weaknesses as defined above as of October 31, 1996.

This report is intended solely for the information and use
 of management and the Securities and
Exchange Commission.


/s/ COOPERS & LYBRAND, L.L.P.

Columbus, Ohio
December 13, 1996